Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266328
PROSPECTUS SUPPLEMENT
(To prospectus dated July 26, 2022)
69,444,444 Common Shares

Borr Drilling Limited
We are offering 69,444,444 of our common shares, par value $0.10 per share. Our common shares are listed on the New York Stock Exchange, or the NYSE, and on the Oslo Børs under the ticker symbol “BORR”. On August 9, 2022, the last reported sale price of our common shares on the NYSE was $3.77 per share and on the Oslo Børs was NOK 36.26 per share. We intend to use the net proceeds we receive from this offering to consummate the Refinancing (as defined herein) and for general corporate purposes. See “Use of Proceeds.”
We currently do not have sufficient authorized share capital for all of the common shares being offered pursuant to this prospectus supplement. We have called a special general meeting of shareholders to be held on August 16, 2022 (the “First SGM”) to approve 40,000,000 additional shares, but as such additional shares together with our currently authorized share capital, are not expected to be sufficient for all of the common shares expected to be issued in this offering, we have announced the dates to convene a second special general meeting of shareholders to be held on August 25, 2022 (the “Second SGM” and, together with the First SGM, the “SGMs”) to approve 35,000,000 additional shares. The completion of this offering is conditioned on obtaining such shareholder approvals at the relevant SGMs and the entry by the Company into binding term sheets or other binding agreements with all applicable lenders or obtaining written commitments approved by the Company’s Board of Directors with respect to the Refinancing no later than the time of the First SGM (the “Refinancing Condition” and, together with such shareholder approvals for additional shares, the “Offering Conditions”). Upon receiving approval at the First SGM, we will be authorized to deliver up to 56,000,000 common shares in the offering within one business day of the First SGM (such issuance, the “First Settlement”), provided that the Refinancing Condition has been satisfied. We plan to issue shares to settle the remainder of the shares offered hereby (to the extent not settled at the First Settlement) within one business day of the Second SGM (such issuance, the “Second Settlement”).
If we do not receive shareholder approval to increase our authorized share capital at the First SGM, the offering will be terminated and no shares will be delivered in this offering. If we obtain shareholder approval at the First SGM but not the Second SGM, the First Settlement of the offering will be completed but the Second Settlement will not, provided the Refinancing Condition is satisfied. The underwriters will not receive or hold proceeds from the sale of the common shares in this offering at the relevant Settlement Date until the respective Offering Conditions have been met for the common shares to be issued on the relevant Settlement Date.
We are an “emerging growth company” and have been since the initial listing of our common shares on the NYSE in July 2019, as that term is defined in the Jumpstart Our Business Startups Act of 2012 and as such, are eligible for reduced public company reporting requirements.
Investing in our common shares involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-14 of this prospectus supplement and in page 7 of the accompanying prospectus, and beginning on page 8 of our Annual Report on Form 20-F for the year ended December 31, 2021, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Common Share	Total
Public offering price	$3.60	$249,999,998
Underwriting discounts and commissions	$0.162	$11,250,000
Proceeds, before expenses, to us	$3.438	$238,749,998
We have granted the underwriters an option to purchase up to an additional 6,944,444 common shares within 30 days after the date of this prospectus supplement at the public offering price less the underwriting discounts and commissions. If the option is exercised prior to the First SGM, the corresponding shares will be delivered on the First Settlement Date. If the option is exercised after the First SGM, the corresponding shares will be delivered on or after the Second Settlement Date, provided we obtain shareholder approval at the Second SGM.
Assuming the Offering Conditions are met, the underwriters expect to deliver the common shares to purchasers on or about August 17, 2022 for the First Settlement (the “First Settlement Date”) and August 26, 2022 for the Second Settlement (the “Second Settlement Date” and, together with the First Settlement Date, the “Settlement Dates”).
DNB Markets	Clarksons Securities	Pareto Securities
ABG Sundal Collier ASA	Arctic Securities	Fearnley Securities	SpareBank 1 Markets
Cleaves Securities AS
Prospectus Supplement, dated August 10, 2022

Prospectus Supplement
Prospectus
It is expected that delivery of the common shares offered in the offering will be made against payment therefor on or about the date, which will be (i) the fifth trading day following the date hereof for the First Settlement, and (ii) the twelfth trading day following the date hereof for the Second Settlement. Under Rule 15(c)6-l under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trades expressly agree otherwise. Moreover, the common shares to be sold hereunder will not be admitted to trading on the NYSE until the respective Settlement Dates and therefore will not trade on the NYSE on a “when-issued” basis or otherwise until such Settlement Dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the common shares offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information about us, some of which may not apply to this offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer to the “prospectus,” we are referring to both parts combined and when we refer to the accompanying prospectus we are referring to the base prospectus.
If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, the information contained in the most recently dated document shall prevail. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before investing in our common shares.
You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is not an offer to sell or solicitation of an offer to buy the common shares in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our common shares offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is any conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company, which includes our common shares, are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a nonresident, for as long as any equities securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda law.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company. We are a Bermuda exempted company.

Certain figures included in this prospectus supplement or incorporated by reference herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
In this prospectus supplement:
•	the “Company,” “we,” “us,” “our” and “our Company” refers to Borr Drilling Limited and, where the context requires, its direct and indirect subsidiaries;
•	“Convertible Bonds” refers to our $350.0 million convertible bonds due 2023;
•
“Financing Arrangements,” refers to our Hayfin Facility, Syndicated Facility, New Bridge Facility and shipyard delivery financing arrangements described more fully in our Annual Report on Form 20-F for the year ended December 31, 2021, and herein, collectively;

•	“Hayfin Facility” refers to our term loan facility with Hayfin Services LLP, among others;
•	“Keppel” refers to the shipyard Keppel FELS Limited, including its respective subsidiaries and affiliates as the context may require;
•	“New Bridge Facility” refers to our senior secured revolving credit facility with DNB Bank ASA and Danske Bank;
•	“PPL” refers to the shipyard PPL Shipyard Pte Ltd., including its respective subsidiaries and affiliates as the context may require; and
•	“Syndicated Facility” refers to our senior secured credit facilities with DNB Bank ASA and Danske Bank among others.
In this prospectus supplement, unless otherwise stated, all references to “U.S. dollars” or “$” are to the currency of the United States of America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus supplemental and the accompanying prospectus (including documents incorporated by reference herein) entitled “Risk Factors,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” “potential,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, liquidity requirements business, strategy and financial needs. These forward-looking statements include statements about plans, objectives, goals, strategies, market outlook, prospects, future events or performance, underlying assumptions, including the attractiveness of shallow water drilling and activity levels in the jack-up rig and oil industry, day rates, contract backlog, expected contracting and operation of our jack-up rigs, drilling contracts, and contract terms including day-rates, statements with respect to our ATM program, statements in relation to climate change matters and energy transition, expectations with respect to contracting rigs, expected industry trends including with respect to demand for and expected utilization of rigs, tender activity and new tenders, plans regarding rig deployment, statements with respect to newbuilds, including expected delivery dates, entry into new drilling contracts and new tenders, including expected commencement date and duration of new contracts, statements with respect to our fleet and its capabilities and prospects, operational and financial objectives, including expected financial results and performance for periods for which historical financial information is not available and statements as to expected growth and growth prospects, margin, and dividend policy; statements with respect to our joint ventures, or JVs, including plans and strategy and expected payments from our JVs’ customers; our commitment to safety and the environment; environmental, social and other sustainability plans and goals; competitive advantages, business strategy, including our growing industry footprint, strengthening of our drilling industry relationships; our aim to establish ourselves as the preferred provider in the industry, establishment of high-quality and cost-efficient operations; statements with respect to compliance with laws and regulations; expected demand and oil and gas price trends, the impact of the COVID-19 pandemic, statements with respect to the potential impact of Russian military actions across Ukraine on oil prices as well as our business, statements about our expected sources of liquidity and funding requirements and our plans to address liquidity requirements, including our debt maturities, statements with respect to the Refinancing with certain of our secured creditors for which binding term sheets or other binding agreements or written commitments approved by the Company’s Board of Directors are expected to be concluded or obtained during August 2022, statements with respect to certain covenant waivers to complete the Refinancing and other statements relating to the Refinancing, statements relating to the exercise of our newbuild purchase and financing agreements, statements relating to sales of rigs and expected sale proceeds including statements with respect the letter of intent (LOI) to sell three of our rigs under construction, and expected payments to our lenders, statements with respect to the offering to which this prospectus supplement relates, including the conditionality of the intended settlements of this offering on the execution of the binding term sheets or other binding agreements with relevant lenders or obtaining written commitments approved by the Company’s Board of Directors and approval of the additional authorized share capital at our First SGM and Second SGM and the expected terms and expected benefits of the Refinancing and the binding term sheets or other binding agreements we expect to enter into with our lenders or the written commitments we expect to obtain and be approved by the Company’s Board of Directors and our plan to refinance our Convertible Bonds, statements relating to our election to take early delivery of two rigs from Keppel including our ability to finance and refinance the related debt, and the statements in our Annual Report on Form 20-F for the year ended December 31, 2021 (the “2021 Form 20-F”) under the heading “Going concern” in Note 1 - General of the Audited Consolidated Financial Statements and similar statements included in our interim financial statements, outlook regarding results of operations and factors affecting results of operations, statements with respect to our obligations under our financing arrangements, statements with respect to agreements with certain of our secured creditors and other statements relating to agreements and expected arrangements with creditors, our commitment to safety and the environment, competitive advantages, and expected adoption of new accounting standards and their expected impact, as well as other statements in the sections entitled “Item 4.B. Business

Overview—Industry Overview” and “Item 5.D. Trend Information” of our 2021 Form 20-F, statements regarding the Offering Conditions and expected timing for the settlements of this offering and intended use of proceeds and other non-historical statements, which are other than statements of historical or present facts or conditions.
The forward-looking statements included in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein are based upon current expectations and various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. These statements involve significant risks, uncertainties, contingencies and factors that are difficult or impossible to predict and are beyond our control, and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Numerous factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements include: risks relating to our industry and business, including risks relating to industry conditions and tendering activity, the risk of delays in payments to our JVs and consequent payments to us, the risk that our customers do not comply with their contractual obligations, risks relating to our liquidity, including the risks that we may not be able to meet our liquidity requirements from cash flows from operations and through issuance of additional debt or equity or sale of assets; and risks related to our loan agreements and other debt instruments and rig purchase and finance contracts, including risks relating to our ability to comply with covenants and obtain any necessary waivers and the risk of cross defaults, risks relating to our ability to meet or refinance our significant debt obligations including debt maturities and obligations under rig purchase and finance contracts and our other obligations as they fall due, risks relating to future financings including the risk that future financings may not be completed when required and future equity financings will dilute shareholders and the risk that the foregoing would result in insufficient liquidity to continue our operations or to operate as a going concern, risks relating to our exercise of the right to take early delivery of two rigs from Keppel, risks related to climate change, including climate-change or greenhouse gas related legislation or regulations and the impact on our business from climate-change related physical changes or changes in weather patterns, and the potential impact on the demand for oil and gas, risks relating to the military action in the Ukraine and its impact on our business, risks relating to the LOI to sell three newbuilds, including the risks that we may be unable to complete the sale on intended terms or at all, the risks relating to the offering and the risk that conditions to settlement of the offering may not be met, including the risk that our shareholders may not approve increases in our authorized share capital in the First SGM and Second SGM, the risk that we will not enter into binding term sheets or other binding agreements with all applicable lenders prior to the anticipated Settlement Dates of this offering on anticipated terms or at all, including the risk that board approvals for the binding term sheets or other binding agreements or written commitments with our lenders are not obtained, the risk that we are unable to obtain necessary consents from other creditors, or reach final agreements and execute definitive documentation with our creditors for the binding agreements or such written commitments and risks relating to the final terms of such agreements, risks relating to meeting conditions to these agreements, including the payment requirements of these agreements, the risk that we will not consummate the proposed Refinancing on expected terms or at all, the risk that we may not raise the equity we are seeking in this offering, risks relating to our ability to meet the Offering Conditions and to consummate the proposed offering and other risks described in our 2021 Form 20-F and other filings with the US Securities and Exchange Commission (SEC), future annual reports on Form 20-F and any other document that is, or may be, filed with the SEC that is incorporated by reference herein or in the accompanying prospectus. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.
The forward-looking statements made in this prospectus supplement or the accompanying prospectus, or any information incorporated by reference herein or therein relate only to events or information as of the date on which the statements are made in such document and we caution readers not to place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statement or statements, to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included or incorporated by reference in this prospectus supplement should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should read this prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely, with this cautionary note in mind, and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common shares. You should pay special attention to the risks and uncertainties identified under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, including our 2021 Form 20-F, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a component, when determining whether an investment in our common shares is appropriate for you.
Borr Drilling Limited
Overview
We are an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership, contracting and operation of jack-up rigs for operations in shallow-water areas (i.e., in water depths up to approximately 400 feet), including the provision of related equipment and work crews to conduct drilling of oil and gas wells and workover operations for exploration and production customers.
Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our 2021 Form 20-F and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Documents by Reference”. You are encouraged to thoroughly review the documents incorporated by reference as they contain important information concerning our business and our prospects.
Our Corporate Information
Borr Drilling Limited was incorporated by Taran Holdings Limited on August 8, 2016, pursuant to the Companies Act, as an exempted company limited by shares and registered in the Bermuda register of companies with the name “Magni Drilling Limited.” On December 16, 2016, we changed our name to Borr Drilling Limited. On December 19, 2016, our shares were introduced to the Norwegian OTC market and on August 30, 2017, our common shares were listed on the Oslo Børs under the symbol “BDRILL.” and on November 30, 2020 we changed our symbol to “BORR”. On July 31, 2019, our shares were listed on the New York Stock Exchange under the symbol “BORR” Our principal executive offices are located at S. E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11, Bermuda and our telephone number is +1 (441) 542-9234. Our corporate website address is www.borrdrilling.com. Information contained on, or accessible through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Recent Developments
Approval of Equity Compensation
In August 2022, the Company’s Board of Directors approved grants of share options and other types of equity compensation with respect to up to 4.5 million common shares; no allocations or awards have yet been made pursuant to this approval.
Special General Meetings of Shareholders to be held on August 16, 2022 and August 25, 2022
On August 5, 2022, the Company called the First SGM to be held on August 16, 2022 at which shareholders will be asked to approve an increase in our authorized share capital by 40,000,000 shares (to 220,000,000 shares), to provide for sufficient number of authorized shares available for issuance on the First Settlement.
On August 9, 2022, the Company announced the dates to convene the Second SGM to be held on August 25, 2022, at which shareholders will be asked to approve an increase in the authorized capital by 35,000,000 common shares (to 255,000,000 shares) to provide for a sufficient number of authorized shares to be issued on the Second Settlement.

Results for the Three Months ended June 30, 2022
The following table presents unaudited results for the three months ended June 30, 2022 and results for the three months ended March 31, 2022. This information is not a comprehensive statement of our financial results for the three months ended June 30, 2022. The summary historical financial data are not necessarily indicative of results to be expected in future periods.
	Three months ended
In $ million	June 30, 2022 unaudited	March 31, 2022 unaudited	Change ($)	Change (%)
Total operating revenues	$105.3	$82.0	$23.3	28%
Rig operating and maintenance expenses	(65.5)	(55.6)	(9.9)	18%
Depreciation of non-current assets	(29.5)	(29.5)	(1.1)	4%
Impairment of non-current assets	(124.4)	—	(124.4)	100%
General and administrative expenses	(9.6)	(9.2)	(0.4)	4%
Total operating expenses	(229.0)	(94.3)	(134.7)	143%

Other non-operating income	2.0	—	2.0	100%
Income / (loss) from equity method investments	(1.1)	1.1	(2.2)	(200)%
Net loss	(165.3)	(51.3)	(114.0)	222%
Adjusted EBITDA(1)	$37.0	$21.4	$15.6	73%
	at June 30, 2022	at March 31, 2022
Cash and cash equivalents	$29.7	$50.1	$(20.4)	(41)%
Restricted cash	8.1	8.2	(0.1)	(1)%
Total debt(2)	1,862.5	1,862.5	—	0%
Total equity	711.5	873.0	(161.5)	(18)%
(1)
Please see “Non-GAAP Financial Measures and Reconciliations” below for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss, the most comparable U.S. GAAP financial measure.

(2)	Total debt refers to the total of short-term and long-term principal debt. Principal debt is gross of deferred financing charges and excludes back-end fees and effective interest rate adjustments.
Management’s Discussion and Analysis of the Results for the three months ended June 30, 2022 compared to results for the three months ended March 31, 2022
Net loss for the three months ended June 30, 2022 was $165.3 million, an increase of $114.0 million compared to the three months ended March 31, 2022. The increase in net loss is primarily a result of the following:
Total operating revenues for the three months ended June 30, 2022 were $105.3 million, an increase of $23.3 million compared to the three months ended March 31, 2022, consisting of $87.7 million in dayrate revenues and $17.6 million in related party revenues. Dayrate revenues increased by $24.4 million quarter on quarter primarily due to an increase in operating days for the rigs “Idun”, “Groa”, “Prospector 5”, “Ran” and “Gerd” in addition to an increase in the per day rate on the rig “Gunnlod”. Related party revenues from the Company's JVs in Mexico decreased by $1.1 million quarter on quarter.
Rig operating and maintenance expenses were $65.5 million for the three months ended June 30, 2022, an increase of $9.9 million compared to $55.6 million for the three months ended March 31, 2022. The increase is partially a result of an increase in the number of rigs on contract during the quarter in comparison to the prior quarter. In addition, $3.6 million of the increase relates to amortization of deferred mobilization and contract preparation costs, as costs incurred to prepare rigs for contracts are deferred and amortized over the firm period of the contracts.
Impairment of non-current assets of $124.4 million for the three months ended June 30, 2022 relates to the impairment of advance payments and capitalized interest on the newbuilding jack-up rigs “Tivar”, “Huldra” and “Heidrun” following an impairment review as a result of the Company entering into the LOI during the quarter to sell the newbuilding rigs.

General and administrative expenses were $9.6 million for the three months ended June 30, 2022, an increase of $0.4 million compared to the three months ended March 31, 2022.
Other non-operating income was $2.0 million for the three months ended June 30, 2022 compared to nil in the three months ended March 31, 2022. Other non-operating income relates to income recognized in connection with an amendment to a historical agreement to recycle one of our jack-up rigs.
Loss from equity method investments relating to our Mexican JVs was $1.1 million for the three months ended June 30, 2022 compared to income of $1.1 million in the three months ended March 31, 2022, a decrease of $2.2 million.
Adjusted EBITDA for the three months ended June 30, 2022 was $37.0 million, an increase of $15.6 million or 73% compared to the three months ended March 31, 2022.
Liquidity and Cash Flows
The Company's cash and cash equivalents balance as of June 30, 2022 was $29.7 million, compared to $50.1 million as of March 31, 2022. The Company's restricted cash balance as of June 30, 2022 was $8.1 million, compared to $8.2 million as of March 31, 2022, and is mainly related to a performance guarantee for a rig contract.
Net cash used in operating activities was $8.5 million. Of this, $15.0 million is regular quarterly interest payments on the Senior Secured Credit Facilities ($4.5 million), Hayfin Facility ($3.2 million), PPL Shipyard Facility ($0.5 million) and the $350 million Convertible Bonds ($6.8 million).
Net cash used in investing activities was $15.6 million, primarily consisting of additions to jack-up rigs mainly relating to rig activation and reactivation payments for the rigs “Thor”, “Groa”, “Arabia I” and “Arabia II”.
Net cash provided by financing activities was $3.6 million reflecting the proceeds, net of transaction costs, from the issuance of 843,010 common shares under the Company's ATM program during the quarter. Since inception of the program, the Company has issued 2,350,000 shares under the ATM program at an average price per share of $3.78, raising gross proceeds of $8.9 million.
Mexican Joint Ventures Operational Results
During the three months ended June 30, 2022 our Mexican joint ventures on a 100% basis recognized a net loss of $(2.0) million and Adjusted EBITDA of $1.1 million. The net loss was primarily attributable to interest expense of $3.9 million charged to the joint ventures by Borr Drilling, due to an agreement that was signed between the parties during the three months ended June 30, 2022 to recognize interest on funding provided historically by Borr Drilling. In addition, included in the results for the joint ventures for the three months ended June 30, 2022 are $17.6 million of net costs related to charges from Borr Drilling entities representing bareboat charter fees, staffing and management expenses.
Borr Drilling received $13.7 million in cash payments from its JVs in the three months ended June 30, 2022, relating to payment of balances due from related parties.
As of June 30, 2022, Borr Drilling had $67.1 million of receivables from its joint ventures in Mexico, representing bareboat charter and prepaid expenses, recorded as “Due from related parties” in the Unaudited Consolidated Balance Sheets. Additionally, as at June 30, 2022, the “Equity method investments” balance in the Unaudited Consolidated Balance Sheets included $9.8 million in funding provided to our Drilling JVs.

Non-GAAP Financial Measures and Reconciliations
Set forth below is a reconciliation of the Company's Net Loss to Adjusted EBITDA:
	Three Months Ended
(in US$ millions)	June 30, 2022 unaudited	March 31, 2022 unaudited
Net loss	$(165.3)	$(51.3)
Depreciation of non-current assets	29.5	29.5
Impairment of non-current assets	124.4	—
Other non-operating income	(2.0)	—
Income from equity method investments	1.1	(1.1)
Total financial expenses, net	36.9	35.3
Income tax	6.3	4.8
Amortization of deferred mobilization and contract preparation costs	10.2	6.6
Amortization of deferred mobilization and demobilization revenue	(4.1)	(2.4)
Adjusted EBITDA	$37.0	$21.4
Set forth below is a reconciliation of our Joint Ventures Net Income to Adjusted EBITDA:
	Three Months Ended
(in US$ millions)	June 30, 2022 unaudited	March 31, 2022 unaudited
Net income	$(2.0)	$2.0
Depreciation of non-current assets	0.2	0.4
Financial expense/(income)	4.1	(1.1)
Income tax (income)/expense	(1.2)	0.6
Adjusted EBITDA	$1.1	$1.9
In addition to disclosing financial results in accordance with U.S. GAAP, this prospectus supplement contains references to the non-GAAP financial measure, Adjusted EBITDA. We believe that this non-GAAP financial measure provides useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
The non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP. Non-GAAP measures are not uniformly defined by all companies and may not be comparable with similarly titled measures and disclosures used by other companies.
Non-GAAP Measure	Closest Equivalent to GAAP Measure	Definition	Rationale for Presentation of this non- GAAP Measure
Adjusted EBITDA	Net loss attributable to shareholders of Borr Drilling Limited
Net loss adjusted for: depreciation of non-current assets; impairment of non-current assets; other non-operating income; income from equity method investments; foreign exchange loss; other financial expenses, net; interest expense; amortization of mobilization and contract preparation costs; amortization of mobilization and demobilization revenue; and income tax expense.

Increases the comparability of total business performance from period to period and against the performance of other companies by excluding the results of our equity investments, removing the impact of unrealized movements and removing the impact of depreciation, financing and tax items.

We believe that Adjusted EBITDA improves the comparability of period-to-period results and is representative of our underlying performance, although Adjusted EBITDA has significant limitations, including not reflecting our cash requirements for capital or deferred costs, rig reactivation costs, newbuild rig activation costs contractual commitments, taxes, working capital or debt service. Non-GAAP financial measures may not be comparable to similarly titled measures of other companies and have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our operating results as reported under U.S. GAAP.
Refinancing
As of June 30, 2022, our outstanding indebtedness was $1,862.5, of which $1,603.3 million matures in 2023.
We also had agreements to purchase 5 rigs from Keppel on various dates in 2023 for a total purchase price of $624.0 million.
We previously entered into binding agreements with our yard creditors for extensions of maturities and new-build delivery dates, but these agreements have terminated as conditions to these were not met by June 30, 2022.
We have recently reached agreements in principle with our secured creditors, including the shipyards, on a refinancing of our secured indebtedness and our newbuild commitments, and we are currently in the process of finalizing final binding term sheets or other binding agreements or written commitments approved by the Company’s Board of Directors. Below is a summary of such agreements in principle:
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Syndicated Facility and New Bridge Facility: As of June 30, 2022, we had an aggregate of approximately $303 million principal amount outstanding under both facilities maturing in July 2023, which are secured by 8 rigs. The principal amount of these facilities excludes $7 million drawn under the guarantee tranche of the Syndicated Facility. Subsequent to June 30, 2022, the principal amount of the facility increased by $7.5 million as a result of a backstop fee payable for the backstop facility which would be secured by three out of the eight rigs in the facility. Our agreement in principle with the lenders under these facilities contemplates repayment of approximately $161 million under these facilities, using a portion of the proceeds of this offering, cancellation of $7 million of the guarantee tranche and replacing it with cash collateral, and refinancing the remaining amount with a new $150 million secured facility with DNB Bank ASA, secured by five rigs of the eight rigs that currently secure the facilities that will mature in January 2025. The $150 million facility is expected to have covenants consistent with the existing Syndicated Facility and have quarterly repayments of $5 million. The facility bears interest at three month compounded SOFR plus a margin. The facility also includes an exit/repayment fee of 2.00%. This refinancing of our Syndicate Facility and New Bridge Facility will leave three rigs unencumbered (assuming the $107.5 million backstop facility is not utilized).

To the extent we do not obtain shareholder approval to increase our authorized share capital at the Second SGM and consequently, we are unable to consummate this offering for the contemplated amount of 69,444,444 common shares, we have the option to use a $107.5 million backstop facility, secured by 3 rigs which currently secure the Syndicated Facility and New Bridge Facility, which would mature in January 2025. The facility would include cash sweep provisions starting in January 2023, and certain prepayment fees from inception to and including maturity. The facility would bear interest at LIBOR/SOFR plus a margin.
We have received extensions of covenant waivers to implement the Refinancing, which waivers extend to August 10, 2022 and are then automatically extended to (i) August 18, 2022 if we enter into binding term sheets or other binding agreements in respect of the Refinancing by August 10, 2022 and (ii) to September 15, 2022 if we receive on or prior to August 18, 2022 commitments (subject only to completion of the transaction contemplated by the Refinancing term sheets) for the issuance of additional ordinary shares with gross proceeds of at least $150 million. We believe that this waiver has been automatically extended, as a consequence of the execution of the underwriting agreement for the offering contemplated by this prospectus supplement.
•
Hayfin Facility: As of June 30, 2022, we had $197 million principal amount outstanding under this facility maturing in January 2023. Our agreement in principle with Hayfin contemplates an extension of the maturity of the facility to January 2025, and repayment of $45 million of this facility in 2022, split in a payment with proceeds from this offering of $30 million and a further payment of $15 million by the end of 2022. The facility is secured by three rigs. The extended facility is expected to be in an amount of approximately $152 million (after giving effect to both of the 2022 paydowns), with amortization of $20 million in 2023 and $30 million in 2024. The facility bears interest at LIBOR plus a margin. The facility also includes an exit/repayment fee from 2023 until maturity.
•
PPL Facilities: As of June 30, 2022, we had $753.3 million principal amount outstanding under these facilities maturing in July 2023, in addition to a back-end fee payable at maturity of $29.3 million and capitalized interest estimated at $83 million. These facilities are secured by 9 rigs. Our agreement in principle with PPL contemplates (i) deferral of maturities from 2023 to 2025, (ii) payments of capitalized interest in 2022 of $38.0 million (of which $1.0 million has already been paid, and $12 million is due upon completion of the refinancing agreements with PPL), (iii) payments in March 2023 of $20 million to be applied to repay a portion of capitalized interest, (iv) payment of an extension fee of $7.5 million payable upon completion of the refinancing agreements with PPL, (v) quarterly repayments of the remaining capitalized interest as of March 2023, with 50% payable in 2023 and 50% payable in 2024, (vi) repayment of principal of $60 million in 2023 and $64 million in 2024, to be paid semi-annually, and (vii) the sale by November 15, 2022 of the rig “Gyme”, which is currently financed by PPL, which is warm stacked and has not been activated and has not previously been contracted. If the sale price is lower than an agreed minimum price of $120 million, the Company is required to cover any shortfall in the repayment below the minimum price. The proceeds from the sale are to be applied to repay principal, a back-end fee and capitalized interest for the rig, and any excess amounts received by PPL are to be applied to the capitalized interest for the eight other rigs which are financed by PPL. The agreement also requires applying 20% of future equity offerings to pay down these facilities, to be applied first to capitalized interest.

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Keppel Facilities: As of June 30, 2022, we had $272.7 million principal amount outstanding under our debt facilities with Keppel, which have maturities in October 2025 ($90.9 million), January 2026 ($90.9 million) and April 2026 ($90.9 million), including back-end fees at repayment of each loan of $4.5 million. Our agreement in principle with Keppel does not contemplate any amendments to these facilities.

•
Keppel Rig Purchase Agreements: We have agreements to purchase five rigs from Keppel on various dates in 2023 for a total remaining purchase price of $624 million, plus costs accrued for deferring delivery dates of the rigs. We have entered into a letter of intent (LOI) in June 2022 for the sale of three rigs under construction for total consideration of $320 million, to be used to pay the delivery instalments of the three rigs and eliminate the associated activation costs that would have applied in the future. The delivery dates for the three rigs expected to be sold in connection with the LOI will be October 2022, May 2023 and July 2023. The agreement in principle with Keppel contemplates the sale of these three rigs pursuant to the LOI and an extension of the delivery date for the other two rigs we have agreed to purchase to 2025, and we are in discussions with Keppel to amend such agreements to give effect to these sales and changes in delivery dates. The proposed amendments with Keppel and the LOI contemplate: (i) $320.2 million of the Company's payment obligations in respect of the three rigs subject to the LOI will be assumed or otherwise paid by the buyer under the LOI and the Company will pay $32.6 million to Keppel to be equally split per rig and paid on the delivery date for each rig; and (ii) the Company will have the obligations to purchase the other two undelivered rigs from Keppel to fall due in July 2025 (for “Vale”) and September 2025 (for “Var”) for an aggregate purchase price of $147 million per rig, of which Keppel has committed to finance $130 million for each rig, with 4 year maturity. In addition, the Company is liable to pay the cost for deferral of delivery of these two rigs at 7.5% per annum to be paid 50% in 2023 and 50% in 2024.The sale of these three rigs is expected to reduce related activation capex by an estimated $45 million.

After giving effect to the proposed Refinancing, our average interest rate margin for our interest-bearing debt (excluding our Convertible Bonds) would be approximately 4.8% in 2023 and 5.8% in 2024. The average interest rate of our interest-bearing Financing Arrangements is calculated as the weighted average of the forecasted outstanding loan balance and margin, and excludes our Convertible Bonds.
We have not made any agreement in principle with holders of our Convertible Bonds due 2023 and we intend to refinance these prior to maturity in May 2023 through a combination of one or more of new secured debt on three unencumbered rigs, potential new convertible bond or cash flow from operations. We recently received a term sheet proposal for a $250 million convertible bond. In our agreement in principle with Hayfin and our $107.5 million backstop agreement (if we utilize it), we undertake to refinance the Convertible Bonds by the end of January 2023.

The above agreements are subject to entry into binding term sheets or other binding agreements or written commitments approved by the Company’s Board of Directors and certain other conditions, including the completion of this offering contemplated. In addition, the agreements described above are agreements in principle which need to be set forth in long-form documentation which will only be agreed after this offering is completed. In addition, we have not yet entered into a binding sale and purchase agreement in connection with the LOI for the sale of the rigs under construction and we are currently negotiating the terms thereunder in good faith with the potential buyer. See “Risk Factors—If we fail to enter into a binding sale and purchase agreement for the sale of three jack-up rigs under construction in connection with the LOI, we will be unable to consummate the sale and this could materially adversely affect the Refinancing” and “Risk Factors—We have significant debt maturities in the coming years. Although we have entered into agreements in principle to extend the maturity of approximately $1 billion of debt under our Financing Arrangements to 2025 and to sell 3 newbuild rigs we have agreed to purchase and extend the delivery of the other two newbuild rigs we have agreed to purchase under the agreements with Keppel, these agreements are subject to entering into binding term sheets or other binding agreements or written commitments approved by the Company’s Board of Directors and conditions, including the condition that we complete this offering, and we have not yet entered into binding agreements or written commitments approved by the Company’s Board of Directors to complete the Refinancing.”
Set forth below is an overview of key terms of our debt instruments and rig purchase agreements currently in effect and the amendments contemplated by the agreements to be amended pursuant to the proposed Refinancing, including the contemplated sale of three rigs under construction as well as those agreements which will remain unchanged.

	Amended				Not Amended
	Syndicated Facility and New Bridge Facility	Hayfin Facility	PPL Facilities	Keppel Rig Purchase Agreements	Keppel Debt Facilities	Convertible Bonds
Loan amount	From ~$311 million to $150 million	From $197 million to $167 million	$753.3 million principal + $29.7 million back-end fee (no change)
LOI for the sale of 3 rigs (“Tivar”, “Huldra”, “Heidrun”) for $320 million

Total amount to be paid to Keppel by Borr is $352.6 million, which includes $329.2 million of contractual instalments plus previously accrued expenses for deferred delivery. The difference between the price of the LOI and the amount owed to Keppel of $32.6 million is payable in three equal payments on delivery of each rig

Delivery of two remaining rigs (“Vale”, “Var”) extended from 2023 to 2025

Contractual instalments of $147.4 million financed at $130 million each with 4 years maturity

7.5% per annum cost deferral on two remaining rigs to be paid 50% in 2023 and 50% in 2024
					$259.2 million + $13.5 million back-end fee	$350 million
Maturity	Extended from January 2023 to January 2025	Extended from January 2023 to January 2025	Extended from May 2023 to May 2025		Oct. 2025, Jan. 2026, Apr. 2026 (6-year loans)	May 2023
Security	5 rigs (from 8 rigs, making 3 rigs unencumbered)	3 rigs	9 rigs		3 rigs	n/a
Interest	Cash interest margin	Cash interest margin + PIK	PIK interest to March 2023 – thereafter cash interest payments quarterly		PIK interest for the first 3 years payable March 2023; interest 4th year payable on 4th anniversary; quarterly cash interest from 4th anniversary	3.875%
Amended debt repayment	2022: None 2023: $20 million 2024: $20 million 2025: $110 million	2022: $15 million in Dec. 2023: $20 million 2024: $30 million 2025: $110 million	2022: None 2023: $60 million 2024: $64 million 2025: $629 million			n/a
Comments	Making 3 rigs unencumbered with significant debt capacity	Early repayment fees	Undertaking to sell the rig “Gyme” (stacked at shipyard) in Q4 2022

The Offering
Issuer
Borr Drilling Limited, a Bermuda exempted company limited by shares.
Common shares offered by us
69,444,444 common shares (plus up to an additional 6,944,444 common shares that we may issue and sell upon the exercise of the underwriters’ option to purchase such additional shares).
We currently do not have sufficient authorized share capital for all of the common shares being offered pursuant to this prospectus supplement. On August 5, 2022, we called the First SGM to be held on August 16, 2022, to approve the authorization of 40,000,000 additional shares, but as such additional shares together with our currently authorized share capital, are not expected to be sufficient for all of the common shares expected to be issued in the offering. On August 9, 2022, we announced the dates to convene the Second SGM to be held on August 25, 2022 to approve 35,000,000 additional shares. Accordingly, the closing of this offering is conditioned upon:
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the Company’s authorized share capital being increased by 40,000,000 shares prior to the First Settlement, and by 35,000,000 shares prior to the Second Settlement. See “Risk Factors—We have a limited number of authorized share capital available for the issuance of common shares, and if our shareholders do not approve increases in the authorized share capital we will be unable to consummate this offering.”; and

•
the Company entering into binding terms sheets or other binding agreements with all applicable secured lenders or obtaining written commitments approved by the Company’s Board of Directors with respect to the Refinancing no later than the time of the First SGM (See “Risk Factors— If we fail to enter into binding term sheets with respect to the Refinancing on a timely basis, we will be unable to consummate this offering”).

Upon receiving approval at the First SGM, we will be authorized to deliver up to 56,000,000 common shares in the offering within one business day of the First SGM.
If we do not receive shareholder approval to increase our authorized share capital at the First SGM, the offering will be terminated and no shares will be delivered in this offering. If we obtain shareholder approval at the First SGM but not the Second SGM, the First Settlement of the offering will be completed but the Second Settlement will not, provided the Refinancing Condition is satisfied. The underwriters will not receive or hold proceeds from the sale of the common shares in this offering at the relevant Settlement Date until the respective Offering Conditions have been met for the common shares to be issued on the relevant Settlement Date.
It is expected that delivery of the common shares offered in the offering will be made against payment therefor on or about the date, which will be (i) the fifth trading day following the date hereof for the First Settlement, and (ii) the twelfth trading day following the date hereof for the Second Settlement. Under Rule 15(c)6-l under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trades expressly agree otherwise. Moreover, the common shares to be sold hereunder will not be admitted to trading on the NYSE until the respective Settlement Dates and therefore will not trade on the NYSE on a “when-issued” basis or otherwise until such Settlement Dates.
We plan to issue shares to investors in this offering at both the First Settlement and the Second Settlement, with investors’ shares split pro rata across the Settlement Dates based on the number of shares to be issued at each Settlement Date, provided that certain existing investors have indicated they will take delivery of shares at the Second Settlement if they participate in the offering, which would result in other investors receiving a higher than pro rata portion of their shares in this offering at the First Settlement. If the option granted to the underwriters to purchase additional shares is exercised prior to the First SGM, the corresponding shares will be delivered on the First Settlement Date. If the option is exercised after the First SGM, the corresponding shares will be delivered on or after the Second Settlement Date, provided we obtain shareholder approval at the Second SGM.
Certain existing shareholders, including Magni Partners (Bermuda) and Drew Holding Limited, for which the chairman of our Board, Mr. Tor Olav Trøim, is the sole shareholder have subscribed for 5,678,055 common shares in this offering.

Such shareholders have indicated they will elect to receive their shares on the Second Settlement Date. If we do not receive shareholder approval at the Second SGM, the remainder of the shares offered hereunder and not settled in the First Settlement will not be delivered at the Second Settlement and such existing shareholders will not receive shares in this offering.
Common shares outstanding prior to this offering
152,495,175 common shares.
Common shares to be outstanding assuming consummation of this offering
221,939,619 common shares; 228,884,063 common shares if the underwriters exercise in full their option to purchase 6,944,444 additional common shares.
Use of proceeds
Assuming the Offering Conditions are satisfied, we estimate that the net proceeds from this offering will be approximately $238.0 million (or $261.9 million in the event the underwriters exercise their option to purchase additional common shares from us in full), in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to consummate the Refinancing and for general corporate purposes, which may include, among other things, repayments of our debt obligations, payments to our creditors in return for potential concessions or extensions of current facilities, capital expenditures, including costs in connection with activations and re-activations of rigs being brought into operations, or funding of our working capital. See “Use of Proceeds.”
An affiliate of DNB Markets Inc., an underwriter in this offering is a lender under our Syndicated Facility and our New Bridge Facility and will receive approximately 5% or more of the net proceeds of this offering as part of the Refinancing. See “Use of Proceeds”. In the event the Refinancing is concluded, an affiliate of DNB Markets Inc. will be the sole lender under the new $150 million secured facility. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest) – Conflicts of Interest”. A “qualified independent underwriter” is not required to participate in this offering because the common shares offered have a “bona fide public market,” as defined in Rule 5121. Pursuant to Rule 5121, DNB Markets Inc. will not confirm sales of the common shares to any account over which it exercises discretionary authority without the prior written approval of the customer.
Transfer agent and registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s address is 1155 Long Island Avenue Edgewood, NY 11717-8309 and its telephone number is 1-877-830-4936.
Risk factors
Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement, page 7 of the accompanying prospectus and in the documents incorporated by reference herein (including under “Risk Factors” in our 2021 Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our common shares.
New York Stock Exchange symbol
“BORR”
Expected timetable for the offering
Commencement of public marketing	August 9, 2022
Announcement of offer price	August 10, 2022
Conditional allocation of common shares	August 10, 2022
First SGM	August 16, 2022
First Settlement	August 17, 2022
Second SGM	August 25, 2022
Second Settlement	August 26, 2022

RISK FACTORS
Investing in our common shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors”, in the accompanying prospectus and our 2021 Form 20-F and the factors set out below and, if applicable, in any relevant free writing prospectus, before deciding to invest in our common shares.
Risks Related to This Offering and Ownership of Our Common Shares
We have a limited number of authorized share capital available for the issuance of common shares, and if our shareholders do not approve an increases in the authorized share capital we will be unable to consummate this offering.
As of the date hereof, our authorized share capital is 180,000,000 common shares, of which 152,495,175 common shares are currently issued and outstanding. Thus, we have a limited number of authorized share capital available for issuance pursuant to this offering. Without a sufficient number of authorized shares available for issuance, we will be unable to consummate the offering. Consequently, we need to increase the number of our authorized shares. We have called the First SGM to be held on August 16, 2022 at which shareholders will be asked to approve an increase in our authorized share capital by 40,000,000 shares, and on August 9, 2022, we announced the dates to convene the Second SGM to be held on August 25, 2022, at which shareholders will be asked to approve an increase in the authorized capital by 35,000,000 additional shares. Under applicable Bermuda law and the provisions of our Memorandum of Association and Bye-laws, such increases require the approval of the holders of a majority of our issued and outstanding common shares.
No assurance can be provided that we will be able to obtain the requisite vote to increase the number of our authorized share capital in each special general meeting described above. For this reason, the completion of this offering is subject, among other things, to the conditions of having such special general meetings approving the increases in the authorized share capital. If we do not receive shareholder approval to increase our authorized share capital at the First SGM, the offering will be terminated, in which case you would not receive common shares in this offering. If we obtain shareholder approval at the First SGM but not the Second SGM, the First Settlement of the offering will be completed but the Second Settlement will not, provided the Refinancing Condition is satisfied, in which case you may not receive your full allocation of common shares in this offering. In addition, the Company may need to draw upon the $107.5 million backstop facility to complete the Refinancing.
Moreover, even if the requisite number of shareholders at the Company’s SGMs approve the increases in the authorized share capital in the amount necessary to provide for a sufficient number of authorized shares available for issuance in this offering, settlement is subject to certain other closing conditions, including the entry by the Company into binding term sheets or other binding agreements with all applicable secured lenders or obtaining written commitments approved by the Company’s Board of Directors with respect to the Refinancing and that a material adverse effect in relation to the Company shall not have occurred. In the event that a condition to closing is not satisfied, this offering may not be completed within the expected timeline or at all.
The Settlement Dates for the offering are expected to be five and twelve trading days following pricing of the offering
It is expected that delivery of the common shares offered in the offering will be made against payment therefor on or about the date, which will be five and twelve trading days from the pricing date of the offering for the First Settlement and Second Settlement, respectively. Under Rule 15(c)6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trades expressly agree otherwise. Accordingly, purchasers who wish to trade the common shares on the date of pricing or the next succeeding trading days until the corresponding Settlement Date will be required, by virtue of the fact that the common shares initially will settle in such timeframes on the respective Settlement Date, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the common shares who wish to trade the common shares on the date of pricing or the next succeeding trading days, should consult their own adviser. Moreover, the common shares to be sold hereunder will not be admitted to trading on the NYSE until the respective Settlement Dates and therefore will not trade on the NYSE on a “when-issued” basis or otherwise until such Settlement Date.
If we fail to enter into binding term sheets or obtain written commitments with respect to the Refinancing on a timely basis, we will be unable to consummate this offering.
Although we have reached agreements in principle with our lenders under our Financing Arrangements with respect to the Refinancing, the closing of this offering is subject, among other things, to the condition that we enter into binding term sheets or other binding agreements with our secured lenders under the Financing Agreements or obtaining written commitments approved by the Company’s Board of Directors from such lenders relating to the Refinancing by the time of the First SGM. No assurance can be provided that we would be able to enter into such binding agreements, execute definitive documents relating to the Refinancing, or consummate the Refinancing on a timely basis or at all. If the condition to enter into binding term sheets or other binding agreements or obtain written commitments is not met on or prior to the First Settlement Date, we would not be able to consummate this offering and this offering would be terminated, in which case you would not receive common shares in this offering either in the First Settlement or Second Settlement.
In addition, while we plan to enter into binding term sheets or other binding agreements with relevant lenders with respect to the Refinancing, we do not plan to enter into long-form documentation to give effect to such binding term sheets or other binding agreements until after completion of the offering. Therefore, there is no assurance as to the final terms of these long-form agreements or the timing of implementation thereof or whether such final agreements will be implemented at all.
We have significant debt maturities in the coming years. Although we have entered into agreements in principle to extend the maturity of approximately $1 billion of debt under our Financing Arrangements to 2025 and to sell 3 newbuild rigs we have agreed to purchase and extend the delivery of the other two newbuild rigs we have agreed to purchase under the agreements with Keppel, these agreements are subject to entering into binding term sheets or other binding agreements or obtaining written commitments approved by the Company’s Board of Directors and conditions, including the condition that we complete this offering, and we have not yet entered into binding agreements to complete the Refinancing.
We have reached agreements in principle with all our lenders under the Financing Arrangements, to extend the maturity of approximately $1 billion of debt from 2023 to 2025, partially repay the outstanding amounts thereunder using the proceeds of this offering, and to sell three newbuild rigs and extend delivery dates for the other two newbuild rigs we have agreed to purchase by 2 years under the agreements with Keppel, and amend other provisions under those Financing Arrangements. However, we have not yet entered into binding term sheets or other binding agreements or obtained written commitments approved by the Company’s Board of Directors. We are in discussions with our creditors under these Financing Arrangements, with a view to agreeing binding term sheets or other binding agreements on or about August 16, 2022. If we fail to agree such binding agreements with our creditors, or obtain written commitments from our creditors approved by the Company’s Board of Directors, the maturity date of our debt will remain in 2023. In addition, there is no assurance that we will enter into long form documentation to give effect to these term sheets or other binding agreements or commitments on the expected terms or at all. We do not have sufficient cash resources to repay our outstanding secured indebtedness at the currently scheduled maturities, so if we are unable to refinance and extend this debt according to the terms set out in the agreements in principle, we would be unable to make the required payments in 2023, which could result in enforcement by creditors and insolvency for us. Failure to complete the Refinancing could result in defaults on out indebtedness and enforcement by creditors and insolvency for us. In addition, the Refinancing is expected to increase our interest costs. Lenders under our Syndicated Facility and New Bridge Facility and under our loan agreement with Hayfin have granted waiver extensions to August 10, 2022 to enable us to implement the Refinancing, and such waivers will automatically extend to (i) August 18, 2022 if we enter into binding term sheets or other binding agreements in respect of the Refinancing by August 10, 2022 and (ii) to September 15, 2022 if we receive on or prior to August 18, 2022 commitments (subject only to completion of the transaction contemplated by the Refinancing term sheets) for the issuance of additional ordinary shares with gross proceeds of at least $150 million. We believe that this waiver has been automatically extended, as a consequence of the execution of the underwriting agreement for the offering contemplated by this prospectus supplement.

If we fail to enter into a binding sale and purchase agreement for the sale of three jack-up rigs under construction in connection with the LOI, we will be unable to consummate the sale and this could materially adversely affect the Refinancing.
We have signed an LOI with an undisclosed third party to engage exclusively for the purpose of agreeing, finalizing and executing a sale and purchase agreement for the sale of 3 high-specification jack-up rigs under construction with Keppel– namely “Tivar”, “Huldra” and “Heidrun”, for a total consideration of $320 million, which will be used to pay the delivery instalments of the three rigs. The execution of a binding sale and purchase agreement is subject to the parties agreeing on terms and conditions after good faith negotiations and discussions, which are ongoing as of the date of this prospectus supplement. In addition, Keppel is not party to the LOI and if Keppel does not cooperate with the sale transaction, this could complicate the sale process and materially adversely affect the Refinancing. Our agreement in principle with Keppel provides that Keppel will consent to this sale and we will pay to Keppel $32 million in addition to the $320 million payable under the LOI which would satisfy our remaining payment obligations in respect of these rigs. However, no assurance can be provided that our negotiations and discussions with such third party will be successful and consequently, that we would be able to enter into such binding sale and purchase agreement. If the sale of such three rigs is not consummated on the intended terms or at all, or if the terms of the sale differ from those described herein, it could have a material adverse effect on the Refinancing.
Our Convertible Bonds mature in May 2023 and there is no assurance that we will be able to refinance such bonds; furthermore, even if the Refinancing is consummated, we will face significant debt maturities in 2025.
The Refinancing does not involve any extension of the maturity of our $350 million of Convertible Bonds which mature in May 2023. We intend to refinance these bonds prior to maturity, and our agreements in principle will require us to refinance such bonds by the end of January 2023. However, there is no assurance we will be able to refinance these bonds prior to maturity on commercially acceptable terms or at all.
In addition, even if we are able to complete the Refinancing as described herein the obligations under our Financing Arrangements will still require significant cash payments in 2025.
Our future cash flows, which are dependent upon our future performance and subject to prevailing economic conditions, industry cycles and financial, business, regulatory and other factors affecting our operations, many of which are beyond our control, may be insufficient to meet all of these debt obligations and contractual commitments. We do not expect to have sufficient cash resources to repay all such indebtedness as it falls due (in 2023 in the case of our Convertible Bonds and in 2025 for our secured debt, assuming completion of the Refinancing) and expect we will need to refinance at least a significant portion of this debt prior to the respective maturities of such debt. If we are unable to repay or refinance our debt and make other debt service payments as they fall due including under our Convertible Bonds and our secured debt under the terms contemplated by the Refinancing, we would face defaults under such debt facilities which could result in cross-defaults under other debt instruments.
Our outstanding and future indebtedness could affect our future operations, since a portion of our cash flow from operations will be dedicated to the payment of interest and principal on such debt, and consequently will not be available for other purposes. If we are unable to repay our indebtedness as it becomes due or at maturity, we may need to refinance our debt, raise new debt, sell assets or repay the debt with the proceeds from equity offerings—however, covenants in certain of our credit facilities limit our ability to take these actions. If we are not able to borrow additional funds, raise other capital or utilize available cash on hand, a default could occur under certain or all of our Financing Arrangements. If we are able to refinance our debt or raise new debt or equity financing, such financing might not be on favorable terms. For the substantial doubt over our ability to continue as a going concern, please refer to our 2021 Form 20-F, heading “Note 1 – General” of our Audited Consolidated Financial Statements incorporated by reference herein.
In addition, we have certain obligations with Keppel to make payments to purchase 2 rigs namely “Vale” and Var” which would fall due in July 2025 and September 2025, if we enter into binding agreements with Keppel or obtain written commitments from Keppel approved by the Company’s Board of Directors to defer the delivery dates. In addition, the Company will incur other costs relating to these rigs upon delivery, including the associated activation costs. We cannot assure we will be able to deploy these rigs under favorable contracts or on a timely basis.

The price of our common shares may fluctuate widely In the future, and you could lose all or part of your investment.
The market price of our common shares has fluctuated widely and may continue to do so as a result of many factors, such as actual or anticipated fluctuations in our operating results, changes in financial estimates by securities analysts, and economic trends. The following is a non-exhaustive list of factors that could affect our share price:
•	our operating and financial performance;
•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by our competitors;
•	our failure to meet revenue or earnings estimates by research analysts or other investors;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	speculation in the press or investment community;
•	the failure of research analysts to cover our common shares;
•	sales of our common shares by us or shareholders, or the perception that such sales may occur;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	the amount and terms of our indebtedness including maturity dates and our ability to refinance our indebtedness as it falls due;
•	general market conditions, including fluctuations in oil and gas prices;
•	domestic and international economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described in the section “Risk Factors” in our 2021 Form 20-F and Form 6-Ks that we incorporate by reference herein.
In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common shares.
Future sales of our equity securities, or the perception that such sales may occur, could reduce our common share price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.
We may sell additional equity securities, including additional shares or convertible securities, in subsequent public offerings. In January 2021 we issued 27,058,823 shares at a subscription price of $1.70 per share, on January 31, 2022, we issued an additional 13,333,333 shares at a subscription price of $2.25 per share and during March 2022 and April 2022, we issued 2,350,000 shares as an average price of $3.78 per share under our ATM program. In light of current market conditions, and the trading price of our shares, any issuance of new equity securities, including the common shares offered by this prospectus supplement, could be at prices that are significantly lower than the purchase price of such shares by other investors, thereby resulting in dilution of our existing shareholders. In addition, we have in the past and may in the future make offers of our common shares on a private placement basis, so you may not be able to participate in certain future offerings of our common shares that could result in dilution of your ownership.
As of August 9, 2022, we had issued 152,901,508 common shares, and related parties, including, among others, Drew Holdings Limited and affiliates thereof, including Magni Partners (Bermuda) Limited, collectively owned

10,224,935 of our common shares, or approximately 6.7% of our total outstanding shares. Such shares, as well as shares held by our employees and others are eligible for sale in the United States under Rule 144 under the Securities Act of 1933 (“Rule 144”) and are generally freely tradable on the Oslo Børs.
Future issuances by us and sales of common shares by significant shareholders may have a negative impact on the market price of our common shares. In particular, sales of substantial amounts of our common shares (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common shares. We have two effective registration statements on file to sell common shares or other securities in public offerings.
If securities or industry analysts do not publish research reports or publish unfavorable research about our business, the price and trading volume of our common shares could decline.
The trading market for our common shares may depend in part on the research reports that securities or industry analysts publish about us or our business. We may never obtain significant research coverage by securities and industry analysts. If limited securities or industry analysts continue coverage of us, the trading price for our common shares and other securities would be negatively affected. In the event we obtain significant securities or industry analyst coverage, and one or more of the analysts who covers us downgrades our securities, the price of our common shares would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our common shares could decrease, which could cause the price of our common shares and other securities and their trading volume to decline.
We may not pay dividends in the future.
Under our bye-laws, any dividends declared will be in the sole discretion of our Board and will depend upon earnings, market prospects, current capital expenditure programs and investment opportunities, although the payment of dividends is restricted by the covenants in certain of our financing arrangements. Under Bermuda law, we may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (a) we are, or would after the payment be, unable to pay our liabilities as they become due or (b) the realizable value of our assets would thereby be less than our liabilities. In addition, since we are a holding company with no material assets other than the shares of our subsidiaries through which we conduct our operations, our ability to pay dividends will depend on our subsidiaries distributing to us their earnings and cash flow and liquidity. Furthermore, we require the consent of our lenders under certain of our financing arrangements in order to pay dividends. We cannot predict when, or if, dividends will be paid in the future.
Because we are a non-U.S. corporation, you may not have the same rights that a shareholder in a U.S. corporation may have.
We are incorporated under the laws of Bermuda, and substantially all of our assets are located outside of the United States. In addition, our directors and officers generally are or will be nonresidents of the United States, and all or a substantial portion of the assets of these nonresidents are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process on these individuals in the United States or to enforce in the United States judgments obtained in U.S. courts against us or our directors and officers based on the civil liability provisions of applicable U.S. securities laws.
In addition, you should not assume that courts in the countries in which we are incorporated or where our assets are located (1) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. securities laws or (2) would enforce, in original actions, liabilities against us based on those laws.
U.S. tax authorities may treat us as a “passive foreign investment company” for U.S. federal income tax purposes, which may have adverse tax consequences for U.S. shareholders.
A non-U.S. corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for a taxable year if either (1) at least 75% of its gross income for such taxable year consists of “passive income” or (2) at least 50% of the average value of the corporation’s assets during such year produce or are held for the production of “passive income.” For purposes of these tests, a non-U.S. corporation is treated as holding directly and receiving directly its proportionate share of the assets and income of any other corporation or partnership in which it directly or indirectly owns at least 25% (by value) of such corporation’s stock or such partnership’s equity interests. Also, for purposes of these tests, “passive income” includes dividends, interest, net gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business but does not include income derived from the performance of services.
Based on the current and anticipated valuation of our assets, including goodwill, and composition of our income and assets, we do not believe we were a PFIC for the taxable year ended December 31, 2021 and we do not anticipate being a PFIC for the current taxable year or in the foreseeable future. The application of the PFIC rules is, however, subject to uncertainty in several respects, and we must make a separate determination after the close of each taxable year as to whether we were a PFIC for such year. We believe that we will not be treated as a PFIC for any relevant period because we believe that any income we receive from offshore drilling service contracts should be treated as “services income” rather than as passive income under the PFIC rules. In addition, the assets we own and utilize to generate this “services income” should not be considered to be passive assets. Given the lack of authority and highly factual nature of the analysis, no assurance can be given in this regard. Moreover, we have not sought, and we do not expect to seek, a ruling from the Internal Revenue Service (“IRS”) on this matter. As a result, the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, the nature of our operations may change in the future in a manner that causes us to become a PFIC.
If we were treated as a PFIC for any taxable year during which a U.S. Holder held a common share, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Item 10.E Additional Information—Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations” of our 2021 Form 20-F for a more comprehensive discussion.
Future offerings of debt, which would be senior to our common shares upon liquidation, and/or preferred equity securities, which may be senior to our common shares for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common shares.
In the future, we may attempt to increase our capital resources by making offerings of debt or preferred equity securities, including senior or subordinated notes, and preferred shares, and entering into new loan agreements. For example, we intend to refinance our Convertible Bonds prior to maturity and we may use subordinated debt or equity to do this, and we intend to refinance our other debt, including the new $150 million loan facility we intend to enter into, with new debt. Upon liquidation, holders of our debt securities and common shares of preferred shares and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common shares. Additional equity and equity-linked offerings may dilute the holdings of our existing shareholders or reduce the market price of our common shares, or both. Holders of our common shares are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering and to enter into new loan agreements will depend on market conditions and other factors, many of which are beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, our shareholders bear the risk of our future offerings or loan arrangements reducing the market price of our common shares, reducing our assets available to them upon our liquidation and diluting their shareholdings in us.

USE OF PROCEEDS
Assuming the Offering Conditions are satisfied, we estimate that the net proceeds from this offering will be approximately $238.0 million, (or $261.9 million in the event the underwriters exercise their option to purchase additional shares from us in full), in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to consummate the Refinancing and for general corporate purposes, which may include, among other things, repayments of our debt obligations, payments to our creditors in return for potential concessions or extensions of current facilities, capital expenditures, including costs in connection with activations and re-activations of rigs being brought into operations, or funding of our working capital.
We cannot assure you that we will use the proceeds of this offering for the stated purposes, and we may use the net proceeds for other purposes with which you do not agree.
Sources and Uses
The table below sets forth the expected payments in connection with the Refinancing expected to be paid with the proceeds from this offering on or around the time of completion of the Refinancing. It does not include (i) payments contemplated by the Refinancing to be made after the initial completion of the Refinancing, and (ii) the expected proceeds from sale of three rigs under construction of $320 million as contemplated by the LOI and corresponding newbuilding instalments of $353 million payable on delivery dates in 2022 and 2023.
Sources of funds	(in US$ millions)	Uses of funds	(in US$ millions)
Proceeds from this offering(1)	$250.0	Syndicated Facility and New Bridge Facility(2)	$311.0
New Senior Secured Facility with DNB Bank ASA(2)	150.0	Hayfin Facility repayment(3)	30.0
		PPL payment capitalized interest	12.0
		Estimated arrangement/amendment fees to creditors	11.0
		Working capital(4)	36.0
Total Sources	$400.0	Total Uses	$400.0
(1)	Assumes the underwriters do not exercise their option to purchase additional common shares.
(2)	Senior Secured Facility being repaid is secured by eight rigs; the new $150 million facility with DNB is secured by five rigs, leaving 3 unencumbered rigs.
(3)	In addition to $30 million repayment required in connection with this offering, the Company is required to repay an additional $15 million under the Hayfin Facility by the end of 2022.
(4)
Working capital excludes underwriting commissions of $11.3 million and other offering expenses of $0.7 million which are reflected in the “As Adjusted” Cash and cash equivalents balance in the Capitalization table setting forth our cash and capitalization as of June 30, 2022. See “Capitalization.”

An affiliate of DNB Markets Inc. is a lender under our Syndicated Facility and our New Bridge Facility. Such affiliate will receive approximately $98 million of the net proceeds of this offering as part of the Refinancing. In the event the Refinancing is concluded, an affiliate of DNB Markets Inc. will be the sole lender under the new $150 million secured facility.

CAPITALIZATION
The table below sets forth our cash and capitalization as of June 30, 2022 on:
•	an actual basis; and
•
an as adjusted basis to give effect to our sale of 69,444,444 common shares in this offering (assuming the underwriters do not exercise their option to purchase up to an additional 6,944,444 common shares) and the application of the estimated net proceeds as described under “Use of Proceeds” including the consummation of the Refinancing

You should read the information in this “Capitalization” section in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation of Documents by Reference”.
($ in millions)	June 30, 2022 unaudited	As Adjusted
Cash and Cash Equivalents
Cash and cash equivalents	$29.7	$53.7
Current Liabilities
Short-term debt	$1,642.7	$—
Non-Current Liabilities
Long-term accrued interest and other items	$22.9	$22.9
Long-term debt	$281.8	$1,721.5
Shareholders’ Equity
Common shares (par value $0.10 per share)(1)	$15.4	$22.3
Additional paid-in capital	$2,014.6	$2,245.7
Treasury shares	$(13.7)	$(13.7)
Accumulated deficit	$(1,304.8)	$(1,315.8)
Total Equity	$711.5	$938.5
Total Capitalization(2)	$2,636.0	$2,660.0
(1)	As adjusted amount reflects the planned increases in the authorized capital to be approved at the Company's First SGM and Second SGM.
(2)	Reflects the aggregate sum of Short-term debt, Long-term debt and Total Equity.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the common shares described in this prospectus supplement and the accompanying prospectus through the underwriters named below. DNB Markets, Inc., Clarksons Securities, Inc., Pareto Securities AS, ABG Sundal Collier ASA, Arctic Securities AS, Fearnley Securities Inc. and SpareBank 1 Markets AS are the book-running managers for this offering and DNB Markets, Inc. is the representative of the underwriters.
We have entered into an underwriting agreement with the representative of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of common shares listed next to its name in the following table:
Underwriters	Number of shares
DNB Markets, Inc. .	26,041,667
Clarksons Securities, Inc. .	32,986,111
Pareto Securities AS .	4,513,889
ABG Sundal Collier ASA	2,083,333
Arctic Securities AS	2,777,778
Fearnley Securities Inc.	520,833
SpareBank 1 Markets AS	520,833
Cleaves Securities AS	—
Total	69,444,444
Pareto Securities AS, ABG Sundal Collier ASA, Arctic Securities AS, SpareBank 1 Markets AS and Cleaves Securities AS are not U.S. registered broker-dealers and may not make sales of any shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Pareto Securities AS, Arctic Securities AS, SpareBank 1 Markets AS or ABG Sundal Collier ASA intends to effect sales of shares in the United States, it will do so only through its respective U.S. registered broker-dealer, Pareto Securities Inc., Arctic Securities LLC, SpareBank 1 Capital Markets Inc. or ABG Sundal Collier Inc, or otherwise as permitted by applicable U.S. law. The activities of Pareto Securities AS, ABG Sundal Collier ASA, Arctic Securities AS, SpareBank 1 Markets AS and Cleaves Securities AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Exchange Act.
Subject to satisfaction of the Offering Conditions, the underwriters are committed to take and pay for all of the common shares being offered, if any are taken, other than the common shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional 6,944,444 common shares from the Company to cover sales by the underwriters of a greater number of common shares than the total number set forth in the table above. They may exercise that option for 30 days. If any common shares are purchased pursuant to this option, the underwriters will severally purchase common shares in approximately the same proportion as set forth in the table above.
The following table shows the per common share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase an additional 6,944,444 common shares.
Paid by the Company
	No Exercise	Full Exercise
Per share	$0.162	$0.162
Total	$11,250,000	$12,375,000
We estimate that our portion of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $700,000.
Common shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. After the initial offering of the common shares, the representative may change the offering price and the other selling terms. The offering of the common shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the Company does not receive shareholder approval to increase the authorized share capital at the First SGM, the offering will be terminated and no shares will be delivered in this offering. If the Company obtains shareholder approval at the First SGM but not the Second SGM, the First Settlement of the offering will be completed but the Second Settlement will not, provided the Refinancing Condition is satisfied. The underwriters will not receive or hold proceeds from the sale of the common shares in this offering at the relevant Settlement date until the respective Offering Conditions has been met for the common shares to be issued on the relevant Settlement Date.
The Company and its executive officers and directors and certain of its shareholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common shares or securities convertible into or exchangeable for common shares during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of DNB Markets, Inc. This agreement does not apply to any employee benefit plans and the grant of options to purchase 7,000,000 common shares pursuant to such plans as well as certain other exceptions.
Certain existing shareholders, including Magni Partners (Bermuda) and Drew Holding Limited, for which the chairman of our Board, Mr. Tor Olav Trøim, is the sole shareholder have subscribed for 5,678,055 common shares in this offering. Such shareholders have indicated they will elect to receive their shares on the Second Settlement Date. If we do not receive shareholder approval at the Second SGM, the remainder of the shares offered hereunder and not settled in the First Settlement will not be delivered at the Second Settlement and such existing shareholders will not receive shares in this offering.
We plan to issue shares to investors in this offering at both the First Settlement and the Second Settlement, with investors’ shares split pro rata across the Settlement Dates based on the number of shares to be issued at each Settlement Date, provided that it is expected that certain existing shareholders will indicate their willingness to take delivery of shares at the Second Settlement if they participate in this offering, which would result in other investors receiving a higher than pro rata portion of their shares in this offering at the First Settlement. If the option granted to the underwriters to purchase additional shares is exercised prior to the First SGM, the corresponding shares will be delivered on the First Settlement Date. If the option is exercised after the First SGM, the corresponding shares will be delivered on or after the Second Settlement Date, provided that we obtain shareholder approval at the SGMs.
In connection with the offering, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of common shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional common shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional common shares or purchasing common shares in the open market. In determining the source of common shares to cover the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase additional common shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional common shares for which the option described above may be exercised. Because there is no assurance of any settlement of the offering until the First SGM, this may affect stabilizing transactions by the underwriters until such time. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased common shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common shares. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In the event the Refinancing is concluded, an affiliate of DNB Markets Inc. will be the sole lender under the new $150 million secured facility.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Conflicts of Interest
An affiliate of DNB Markets Inc. an underwriter in this offering, is a lender under our Syndicated Facility and our New Bridge Facility and will receive more than 5% of the net proceeds of this offering as part of the Refinancing See: “Use of Proceeds”. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. A “qualified independent underwriter” is not required to participate in this offering because the common shares offered have a “bona fide public market,” as defined in Rule 5121.
European Economic Area
In relation to each Member State of the European Economic Area subject to the Prospectus Regulation (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of our common shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.
For the purposes of this provision, the expression an “offer to public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase or subscribe for our common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom
An offer to the public of our common shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of our common shares may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”);
provided that no such offer of our common shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.
For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase or subscribe for common shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this prospectus supplement and any other material in relation to the common shares described herein are being distributed only to, and are directed only at, persons who are “qualified investors “ (as defined in the UK Prospectus Regulation ) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” In the United Kingdom, our common shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common shares will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents.

EXPENSES RELATED TO THIS OFFERING
The following table sets forth estimated costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the common shares covered by this prospectus supplement.
SEC filing fee	$25,493
Legal fees and expenses	$460,000
Accounting fees and expenses	$160,000
Printing costs	$30,000
Miscellaneous	$24,507
Total	$700,000

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain legal matters as to United States federal securities and New York state law. The underwriters are being represented by Baker Botts L.L.P., Washington D.C., with respect to certain legal matters as to United States federal securities and New York State law. The validity of the common shares offered in this offering, and certain legal matters as to Bermuda law, will be passed upon by MJM Limited. Skadden, Arps, Slate, Meagher & Flom (UK) LLP and Baker Botts L.L.P. may rely upon MJM Limited with respect to matters governed by Bermuda law.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from certain rules of the Exchange Act applicable to US domestic companies which file reports with the SEC, including rules requiring quarterly reports on Form 10-Q and reports on Form 8-K, rules prescribing the furnishing of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares.
We maintain our website at https://www.borrdrilling.com. The information contained on our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
The SEC maintains an Internet site that contains reports, proxy and information statements, regarding issuers that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included and incorporated by reference in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose information we deem to be important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by this prospectus supplement.
We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2021, or the 2021 Annual Report;
•
our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on May 31, 2022 (Unaudited Interim Financial Report for the three months ended March 31, 2022), June 27, 2022 (Letter of Intent for the Sale of Three Jack-Ups), July 1, 2022 (Update on Refinance), July 15, 2022 (Update on Refinance), July 21, 2022 (Update on Refinancing), August 8, 2022 (Notice of Special General Meeting of Shareholders);

•	the description of our common shares contained in Exhibit 2.1 of our 2021 Annual Report; and
•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus to the extent that information in such reports is identified as being incorporated by reference in this prospectus and prior to the termination of the offering of the securities offered by this prospectus supplement.

These reports contain important information about us, our financial condition and our results of operations.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Borr Drilling Limited
S. E. Pearman Building, 2nd Floor
9 Par-la-Ville Road
Hamilton HM11 Bermuda
Tel: +1 (441) 737-0152
ATTENTION: INVESTOR RELATIONS

PROSPECTUS

BORR DRILLING LIMITED
(incorporated in Bermuda)
Common Shares
Preference Shares
Debt Securities
Warrants
Rights
Units
We may from time to time, in one or more offerings, offer and sell common shares, preference shares, debt securities; warrants to purchase common shares, preference shares, or debt securities; rights to purchase common shares, preference shares, debt securities, warrants or other securities; and units of debt securities, common shares, preference shares, rights or warrants, in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.
We will provide specific information about any offering by us and the terms of the securities being offered by us in a supplement to this prospectus. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering.
Our common shares are listed on the New York Stock Exchange, or the NYSE, and on the Oslo Børs under the ticker symbol “BORR”. We have not yet determined whether any other securities that may be offered by this prospectus may be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which the securities will be listed.
The securities described in this prospectus and any prospectus supplement may be offered and sold in the same offering or in separate offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, on a continuous or delayed basis. This prospectus describes only the general terms that may apply to the securities covered by this prospectus and the general manner in which we may offer to sell such securities. To the extent required, the names of any underwriters, dealers or agents involved in the sale of our securities and applicable commissions or discounts and any other required information with respect to any particular offering will be included in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the “Plan of Distribution” section contained in this prospectus and the applicable prospectus supplement.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common shares, preference shares, debt securities, warrants and units. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.
We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and as such are eligible for reduced public company reporting requirements.
Investing in our securities covered by this prospectus involves risks. You should carefully consider the risks identified in “Risk Factors” beginning on page 7 of this prospectus, in the “Risk Factors” section of our most recent Annual Report on Form 20-F and in any applicable prospectus supplement, other offering materials or documents we incorporate by reference before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated July 26, 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, on the date hereof using a “shelf” registration process permitted under the Securities Act of 1933, or the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. We will provide specific information about any offering by us and the terms of the securities being offered by us in a supplement to this prospectus. Any supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus. You should also carefully consider, among other things, the matters identified in “Risk Factors” beginning on page 7 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.
The prospectus supplement to be attached to this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering and any material Bermuda and United States federal income tax considerations applicable to the securities being offered.
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company, which includes our common shares, are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a nonresident, for as long as any equities securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda law.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the BMA as to our performance or our creditworthiness. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company. We are a Bermuda exempted company.
You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in any applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on our website does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the U.S. Exchange Act of 1934, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from certain rules of the Exchange Act applicable to US domestic companies which file reports with the SEC, including rules requiring quarterly reports on Form 10-Q and reports on Form 8-K, prescribing the furnishing of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares.
We maintain our website at https://www.borrdrilling.com. The information contained on our website is not a part of this registration statement, prospectus or any prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.
The SEC maintains an Internet site that contains reports, proxy and information statements, regarding issuers that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included and incorporated by reference in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose information we deem to be important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus, and should be read with the same degree of care.
We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2021, or the 2021 Annual Report;
•	the description of our common shares contained in Exhibit 2.1 of our 2021 Annual Report;
•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus or the expiration of this registration statement;

•
our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on May 31, 2022 (Unaudited Interim Financial Report for the three months ended March 31, 2022), June 27, 2022 (Letter of Intent for the Sale of Three Jack-Ups), July 1, 2022 (Update on Refinance), July 15, 2022 (Update on Refinance; and Information on Potential Equity Offering), and July 21, 2022 (Update Refinancing); and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus to the extent that information in such reports is identified as being incorporated by reference in this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

Our 2021 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Borr Drilling Limited
S. E. Pearman Building, 2nd Floor
9 Par-la-Ville Road
Hamilton HM11
Bermuda
Tel: +1 (441) 737-0152
Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, and the information incorporated by reference herein contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus (including documents incorporated by reference herein) entitled “Risk Factors,” “Business Overview” and “Operating and Financial Review and Prospects,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,’’ “potential,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, liquidity requirements business, strategy and financial needs. These forward-looking statements include statements about plans, objectives, goals, strategies, market outlook, prospects, future events or performance, underlying assumptions, including the attractiveness of shallow water drilling and activity levels in the jack-up rig and oil industry, day rates, contract backlog, expected contracting and operation of our jack-up rigs, drilling contracts, and contract terms including day-rates, statements with respect to our ATM program, statements in relation to climate change matters and energy transition, expectations with respect to contracting rigs, expected industry trends including with respect to demand for and expected utilization of rigs, tender activity and new tenders, plans regarding rig deployment, statements with respect to newbuilds, including expected delivery dates, entry into new drilling contracts, including expected commencement date and duration of new contracts, statements with respect to our fleet and its capabilities and prospects, operational and financial objectives, including expected financial results and performance for periods for which historical financial information is not available and statements as to expected growth and growth prospects, margin, and dividend policy; statements with respect to our joint ventures, or JVs, including statements with respect to our JVs, including plans and strategy and expected payments from our JVs’ customers; our commitment to safety and the environment; environmental, social and other sustainability plans and goals; competitive advantages, business strategy, including our growing industry footprint, strengthening of our drilling industry relationships; our aim to establish ourselves as the preferred provider in the industry, establishment of high-quality and cost-efficient operations, statements with respect to compliance with laws and regulations; expected demand and oil and gas price trends, the impact of the COVID-19 pandemic, statements with respect to the potential impact of Russian military actions across Ukraine on oil prices as well as our business, statements about our expected sources of liquidity and funding requirements and our plans to address liquidity requirements including our debt maturities statements with respect to the agreements in principle reached with our secured creditors on refinancing our indebtedness, including covenant waivers to complete the refinancing, statements relating to the exercise of our newbuild purchase and financing agreements, statements relating to sales of rigs and expected sale proceeds including statements with respect to the letter of intent (LOI) to sell three of our rigs under construction, and our election to take early delivery of two rigs from Keppel including our ability to finance and refinance the related debt, the potential sale of other rigs, and the statements in our most recent Annual Report on Form 20-F under the heading “Going concern” in Note 1 − General of the Audited Consolidated Financial Statements thereunder and our most recent interim financial statements incorporated by reference herein under the heading “Going concern” in Note 1 – General Information, outlook regarding results of operations and factors affecting results of operations, statements with respect to our obligations under our financing arrangements, statements with respect to agreements with certain of our secured creditors and other statements relating to agreements and expected arrangements with creditors, our commitment to safety and the environment, competitive advantages, and expected adoption of new accounting standards and their expected impact, as well as other statements in the sections entitled “Item 4.B. Business Overview—Industry Overview” and “Item 5.D. Trend Information” of our most recent Annual Report on Form 20-F, and other non-historical statements, which are other than statements of historical or present facts or conditions.
The forward-looking statements in this document are based upon current expectations and various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. These statements involve significant risks, uncertainties, contingencies and factors that are difficult or impossible to predict and are beyond our control, and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Numerous factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, include: risks relating to our industry and business, including risks relating to industry conditions and tendering activity, the risk of delays in payments to our JVs and consequent payments to us, the risk that our customers do not comply with their contractual obligations, risks relating to our liquidity, including the risks that we may not be able to meet our liquidity requirements from cash flows from operations and through issuance of additional debt or equity or sale of assets; risks relating to our loan agreements, risks relating to the agreements we have reached with our lenders including the risk that we are unable to implement long form binding documentation to implement these agreements in principle and the risk that we may not be able to meet the conditions to the agreement with our secured creditors, and risks related to our debt instruments and rig purchase and finance contracts, including risks relating to our ability to comply with covenants and obtain any necessary waivers and the risk of cross defaults, risks relating to our ability to meet or refinance our significant debt obligations including debt maturities and obligations under rig purchase and finance contracts and our other obligations as they fall due, risks relating to future financings including the risk that future financings may not be completed when required and future equity financings will dilute shareholders and the risk that the foregoing would result in insufficient liquidity to continue our operations or to operate as a going concern, risks relating to our exercise of the right to take early delivery of two rigs from Keppel, risks related to climate change, including climate-change or greenhouse gas related legislation or regulations and the impact on our business from climate-change related physical changes or changes in weather patterns, and the potential impact on the demand for oil and gas, risks relating to the military action in the Ukraine and its impact on our business, and other risks described in the “Risk Factors” section of our annual report on Form 20-F for 2021, future annual reports on Form 20-F and any other document that is, or may be, filed with the SEC that is incorporated by reference herein. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.
The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein or therein relate only to events or information as of the date on which the statements are made in such document and we caution readers not to place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statement or statements, to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included or incorporated by reference in this prospectus or any prospectus supplement should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely, with this cautionary note in mind, and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY
We are an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership, contracting and operation of jack-up rigs for operations in shallow-water areas (i.e., in water depths up to approximately 400 feet), including the provision of related equipment and work crews to conduct oil and gas drilling and workover operations for exploration and production customers.
Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our 2021 Annual Report and the other documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•	the risks described in our most recent Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and
•	other risks and other information that may be contained in, or incorporated by reference from, other filings that we make with the SEC.
The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. You should consider carefully the risk factors identified above including in any report on Form 6-K filed subsequent hereto to the extent that the forms we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES
We are an exempted company limited by shares incorporated in Bermuda and our corporate affairs are governed by our Memorandum of Association and Bye-Laws, the Companies Act and the common law of Bermuda.
As of the date of this prospectus, our authorized share capital is $18,000,000.00 divided into 180,000,000 common shares of $0.10 par value each, of which all are designated as common shares. All of our issued and outstanding common shares are fully paid.
As of the date of this prospectus, there are 152,495,175 common shares outstanding.
The following are summaries of material provisions of our Memorandum of Association and our Bye-Laws, as amended and restated, in effect as of the date of this prospectus insofar as they relate to the material terms of our common shares. Notwithstanding this, because it is a summary, it may not contain all of the information that you may otherwise deem important. For more complete information, you should read our current Memorandum of Association, which was incorporated by reference as an exhibit to our 2021 Annual Report, and Bye-Laws, which were filed as Exhibit to our 2021 Annual Report. For information on how to obtain copies of our current Memorandum of Association and Bye-Laws, see “Where You Can Find More Information About Us.”
The following are summaries of material provisions of our Memorandum of Association and Bye-Laws, insofar as they relate to the material terms of our common shares.
Objects of Our Company
We were incorporated by registration under the Companies Act. Our business objects are unrestricted and we have all the powers of a natural person.
Common Shares Ownership
Our Memorandum of Association and Bye-Laws do not impose any limitations on the ownership rights of our shareholders. The Bermuda Monetary Authority has given a general permission for us to issue common shares to non-residents of Bermuda and for the free transferability of our common shares among non-residents of Bermuda, for so long as our shares are listed on an appointed stock exchange. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our common shares.
Dividends
As a Bermuda exempted company limited by shares, we are subject to Bermuda law relating to the payment of dividends. We may not pay any dividends if, at the time the dividend is declared or at the time the dividend is paid, there are reasonable grounds for believing that, after giving effect to that payment:
•	we will not be able to pay our liabilities as they fall due; or
•	the realizable value of our assets is less than our liabilities.
In addition, since we are a holding company with no material assets, and conduct our operations through subsidiaries, our ability to pay any dividends to shareholders will depend on our subsidiaries’ distributing to us their earnings and cash flow. Some of our loan agreements currently limit or prohibit our subsidiaries’ ability to make distributions to us and our ability to make distributions to our shareholders.
Voting Rights
Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our Bye-Laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Majority shareholders do not generally owe any duties to other shareholders to refrain from exercising all of the votes attached to their shares. There are no deadlines in the Companies Act relating to the time when votes must be exercised. However, our Bye-Laws provide that where a shareholder or a person representing a shareholder as a proxy wishes to attend and vote at a meeting of our shareholders, such shareholder or person must give us not less than 48 hours’ notice in writing of their intention to attend and vote.

The key powers of our shareholders include the power to alter the terms of our Memorandum of Association and to approve and thereby make effective any alterations to our Bye-Laws made by the directors. Dissenting shareholders holding 20% of our shares may apply to the court to annul or vary an alteration to our Memorandum of Association. A majority vote against an alteration to our Bye-Laws made by the directors will prevent the alteration from becoming effective. Other key powers are to approve the alteration of our capital, including a reduction in share capital, to approve the removal of a director, to resolve that we will be wound up or discontinued from Bermuda to another jurisdiction or to enter into an amalgamation, merger or winding up. Under the Companies Act, all of the foregoing corporate actions require approval by an ordinary resolution (a simple majority of votes cast), except in the case of an amalgamation or merger transaction, which requires approval by 75% of the votes cast, unless our Bye-Laws provide otherwise, which our Bye-Laws do. Our Bye-Laws provide that our Board of Directors, or the Board, may, with the sanction of a resolution passed by a simple majority of votes cast at a general meeting with the necessary quorum for such meeting of two persons at least holding or representing 33.33% of our issued shares (or the class of securities, where applicable), amalgamate or merge us with another company. In addition, our Bye-Laws confer express power on the Board to reduce the Company’s issued share capital selectively with the authority of an ordinary resolution of the shareholders.
The Companies Act provides that a company shall not be bound to take notice of any trust or other interest in its shares. There is a presumption that all the rights attaching to shares are held by, and are exercisable by, the registered holder, by virtue of being registered as a member of the company. Our relationship is with the registered holder of its shares. If the registered holder of the shares holds the shares for someone else (the beneficial owner), then the beneficial owner is entitled to the shares and may give instructions to the registered holder on how to vote the shares. The Companies Act provides that the registered holder may appoint more than one proxy to attend a shareholder meeting, and consequently where rights to shares are held in a chain the registered holder may appoint the beneficial owner as the registered holder’s proxy.
Meetings of Shareholders
The Companies Act provides that a company must have a general meeting of its shareholders in each calendar year unless that requirement is waived by resolution of the shareholders. Under our Bye-Laws, annual shareholder meetings will be held in accordance with the Companies Act at a time and place selected by the Board. Special general meetings may be called at any time at the discretion of the Board. In no event shall any annual shareholder meeting or special general meeting be held in Norway or the United Kingdom.
Annual shareholder meetings and special meetings must be called by not less than seven days’ prior written notice specifying the place, day and time of the meeting. The Board may fix any date as the record date for determining those shareholders eligible to receive notice of and to vote at the meeting.
The quorum at any annual or general meeting is equal to at least two shareholders, present in person or by proxy, and entitled to vote (whatever the number of shares held by them). The Companies Act specifically imposes special quorum requirements where the shareholders are being asked to approve the modification of rights attaching to a particular class of shares (33.33%) or an amalgamation or merger transaction (33.33%) unless in either case the bye-laws provide otherwise.
The Companies Act provides shareholders holding 10% of a company’s voting shares the ability to request that the Board shall convene a meeting of shareholders to consider any business which the shareholders wish to be discussed by the shareholders including (as noted below) the removal of any director. However, the shareholders are not permitted to pass any resolutions relating to the management of a company’s business affairs unless there is a pre-existing provision in the company’s bye-laws which confers such rights on the shareholders. Subject to compliance with the time limits prescribed by the Companies Act, shareholders holding 5% of the voting shares (or alternatively, 100 shareholders) may also require the directors to circulate a written statement not exceeding 1,000 words relating to any resolution or other matter proposed to be put before, or otherwise considered during, the annual general meeting of the company.
Election, Removal and Remuneration of Directors
The Companies Act provides that the directors shall be elected or appointed by the shareholders. A director may be elected by a simple majority vote of shareholders. A person holding more than 50% of the voting shares of the company will be able to elect all of the directors, and to prevent the election of any person whom such shareholder does not wish to be elected. There are no provisions for cumulative voting in the Companies Act or our Bye-Laws.

Further, our Bye-Laws do not contain any super-majority voting requirements relating to the appointment or election of directors. The appointment and removal of directors is covered by Bye-Laws 97, 98 and 99.
There are procedures for the removal of one or more of the directors by the shareholders before the expiration of his term of office. Shareholders holding 10% or more of our voting shares may require the Board to convene a shareholder meeting to consider a resolution for the removal of a director. At least 14 days’ written notice of a resolution to remove a director must be given to the director affected, and that director must be permitted to speak at the shareholder meeting at which the resolution for his removal is considered by the shareholders. Any vacancy created by such a removal may be filled at the meeting by the election of another person by the shareholders or in the absence of such election, by the Board.
The Companies Act stipulates that an undischarged bankruptcy of a director (in any country) shall prohibit that director from acting as a director, directly or indirectly, and taking part in or being concerned with the management of a company, except with leave of the court. Bye-Law 100 is more restrictive in that it stipulates that the office of a Director shall be vacated upon the happening of any of the following events:
•	If he or she resigns his office by notice in writing delivered to the registered office or tendered at a meeting of the Board;
•	If he or she becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;
•	If he or she becomes bankrupt or compounds with his creditors;
•	If he or she is prohibited by law from being a director; or
•	If he or she ceases to be a director by virtue of the Companies Act or is removed from office pursuant to our Bye-Laws.
Under our Bye-Laws, the minimum number of directors comprising the Board at any time shall be two. The Board currently consists of five directors. The minimum and maximum number of directors comprising the Board from time to time shall be determined by way of an ordinary resolution of our shareholders. The shareholders may, at the annual general meeting by ordinary resolution, determine that one or more vacancies in the Board be deemed casual vacancies. The Board, so long as a quorum remains in office, shall have the power to fill such casual vacancies. Our directors are not required to retire because of their age, and the directors are not required to be holders of our Shares to qualify for appointment. Directors serve for one year terms and serve until re-elected or until their successors are appointed at the next annual general meeting.
Director Transactions
Our Bye-Laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with our Company or in which our Company is otherwise interested. Our Bye-Laws provide that a director who has an interest in any transaction or arrangement with us and who has complied with the provisions of the Companies Act and with our Bye-Laws with regard to disclosure of such interest shall be taken into account in ascertaining whether a quorum is present, and will be entitled to vote in respect of any transaction or arrangement in which he or she is so interested.
Bye-Law 111 provides our Board the authority to exercise all of our powers to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. However, under the Companies Act, companies may not lend money to a director or to a person connected to a director who is deemed by the Companies Act to be a director (a “Connected Person”), or enter into any guarantee or provide any security in relation to any loan made to a director or a Connected Person without the prior approval of the shareholders of the company holding in aggregate 90% of the total voting rights in the company.
Our Bye-Laws provide that no director, alternate director, officer, person or member of a committee, if any, resident representative, or his heirs, executors or administrators, which we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency of deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or other misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, alternate director, officer, person or committee member or resident representative (or in his reasonable belief that he or she is acting as any of the above). In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he or she is acquitted. We are authorized to purchase insurance to cover any liability the Company may incur under the indemnification provisions of our Bye-Laws. Each shareholder has agreed in Bye-Law 166 to waive to the fullest extent permitted by Bermuda law any claim or right of action he or she might have whether individually or derivatively in the name of the company against each indemnitee in respect of any action taken by such indemnitee or the failure by such indemnitee to take any action in the performance of his duties to us.
Liquidation
In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.
Redemption, Repurchase and Surrender of Shares
Subject to certain balance sheet restrictions, the Companies Act permits a company to purchase its own shares if it is able to do so without becoming cash flow insolvent as a result. The restrictions are that the par value of the share must be charged against the company’s issued share capital account or a company fund which is available for dividend or distribution or be paid for out of the proceeds of a fresh issue of shares. Any premium paid on the repurchase of shares must be charged to the company’s current share premium account or charged to a company fund which is available for dividend or distribution. The Companies Act does not impose any requirement that the directors shall make a general offer to all shareholders to purchase their shares pro rata to their respective shareholdings. Our Bye-Laws do not contain any specific rules regarding the procedures to be followed by us when purchasing our shares, and consequently the primary source of our obligations to shareholders when we tender for our shares will be the rules of the listing exchanges on which our shares are listed. Our power to purchase our shares is covered by Bye-Laws 7, 8 and 9.
Issuance of Additional Shares
Bye-Law 3 confers on the directors the right to dispose of any number of unissued shares forming part of our authorized share capital without any requirement for shareholder approval.
Neither the Companies Act nor our Bye-Laws confer any pre-emptive, redemption, conversion or sinking fund rights attached to our common shares. Bye-Law 14 specifically provides that the issuance of more shares ranking pari passu with the shares in issue shall not constitute a variation of class rights, unless the rights attached to shares in issue state that the issuance of further shares shall constitute a variation of class rights.
Inspection of Books and Records
The Companies Act provides that a shareholder is entitled to inspect the register of shareholders and the register of directors and officers of the company. A shareholder is also entitled to inspect the minutes of the meetings of the shareholders of the company, and the annual financial statements of the company. Our Bye-Laws do not provide shareholders with any additional rights to information, and our Bye-Laws do not confer any general or specific rights on shareholders to inspect our books and records.
Exchange Listing
Our shares are listed on the NYSE and on the Oslo Børs under the ticker symbol “BORR”.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERENCE SHARES
General
The following summary of terms of preference shares is not complete as we currently do not have any preference shares. You should refer to the provisions of our Memorandum of Association and Bye-Laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preference shares, provided that the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Our Bye-Laws allow the Board, subject to any special rights conferred on the holders of any share or class of shares and the resolutions of our shareholders, to authorize the creation and issuance of preference shares in one or more series, and to fix the rights and preferences of those shares, including as to dividends, voting, return of capital and otherwise.
Issuances of preference shares are subject to the applicable rules of any stock exchange or other organizations on whose systems our preference shares may then be quoted or listed. Depending upon the terms of the preference shares established by our board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional common shares, would dilute the voting power of the issued and outstanding common shares.
Terms
The terms of each series of preference shares will be described in any prospectus supplement related to that series of preference shares.
The Board, in approving the issuance of a series of preference shares, has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:
•	the number of shares constituting that series and the distinctive designation of that series;
•
the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;
•
the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into shares of common share), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the board will determine;

•
whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;
•
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;

•
the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.
Non-U.S. Currency
If the purchase price of any preference share is payable in a currency other than U.S. dollars, the specific terms with respect to such preference share and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under the indenture) and the debt securities, including the definitions therein of certain terms.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Borr Drilling Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
Unless otherwise specified in a prospectus supplement, the indenture does not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indenture, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method;
•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the guarantors, if any, of the debt securities of the series;
•	whether the debt securities of such series are to be secured and the terms of such security;
•	any restriction or condition on the transferability of the debt securities of such series;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•
any tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
•
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.
Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.
In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
If any of the following events occur, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:
•	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy;
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In the event that one of the aforementioned events occurs, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
The indenture does not limit the issuance of additional senior indebtedness.
Events of Default, Notice and Waiver
Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:
•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of Borr Drilling Limited.; or
•	any other event of default provided with respect to securities of that series.
Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.
The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.
The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.
If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
Under the indenture, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indenture requires the consent of each holder of debt securities that would be affected by any modification which would:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•
reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•
waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;
•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•
except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.
The indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•
we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•
we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
The indenture and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee
The trustee or trustees under the indenture will be named in any applicable prospectus supplement.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Bermuda law and our Memorandum of Association.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
We may issue warrants that entitle the holder to purchase our debt securities, common shares or preference shares or any combination thereof. We may issue warrants independently or together with common shares, preference shares or debt securities or any combination thereof, and the warrants may be attached to or separate from such securities.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares or preference shares, the number of shares of common shares or preference shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Modification of the Warrant Agreement
The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:
•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common shares or preference shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of common shares or preference shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.
Each right would entitle the holder of the rights to purchase for cash the number of common shares or preference shares or principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.
The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION
We may sell or distribute the securities offered by this prospectus and any applicable prospectus supplement and related free writing prospectus, from time to time, in one or more offerings, as follows:
•	through agents;
•	to dealers or underwriters for resale;
•	directly to investors;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through a combination of any of these methods of sale; or
•	through any other method permitted pursuant to applicable law.
When required, we will set forth in a free writing prospectus or prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents, dealers or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.
If we use underwriters for a sale of securities, the underwriters may acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in a free writing prospectus or prospectus supplement naming the underwriter and the nature of any such relationship.
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We may also sell securities directly to one or more purchasers without using underwriters or agents.
We will pay all fees and expenses in connection with the registration of the common shares.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in a free writing prospectus or the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

EXPENSES
The following table sets forth estimated costs and expenses, other than any discounts and commissions to sales agents or relating to any underwriting, we expect to incur in connection with the issuance and distribution of the securities being registered under this registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$0*
FINRA filing fees	$**
Legal fees and expenses	$**
NYSE Supplemental Listing Fee	$**
Transfer agent and registrar fee	$**
Indenture trustee fees and expenses	$**
Accounting fees and expenses	$**
Rating agency fees	$**
Printing costs and other	$**
Miscellaneous	$**
Total	$**
*
The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus, as applicable.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our 2021 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Bermuda exempted company limited by shares. As a result, the rights of holders of our common shares will be governed by Bermuda law and our Memorandum of Association and Bye-Laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. We were incorporated in Bermuda in order to run the business and enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in Bermuda. These disadvantages include a less developed body of Bermuda securities laws that provide significantly less protection to investors as compared to the laws of other jurisdictions, such as the United States or any state, and the potential lack of standing by Bermuda companies to sue before the federal courts of the United States.
Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws or of any state of the United States.
We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the laws of the United States. We have been advised that it is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain matters of U.S. law. Certain legal matters in connection with this prospectus will be passed upon for the sales agents or underwriters by a law firm named in the applicable prospectus supplement. The validity of the securities offered in connection with this prospectus and legal matters as to Bermuda law will be passed upon for us by MJM Limited.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

69,444,444 Common Shares

Borr Drilling Limited

PROSPECTUS SUPPLEMENT

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August 10, 2022